Exhibit 99.1

Finjan to Present at Upcoming Investor Conferences

EAST PALO ALTO, CA – May 16, 2018 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that Phil Hartstein, President and CEO, and Michael Noonan, CFO, will present and be available to meet with investors during the following upcoming investor conferences.

The 19th Annual B. Riley FBR Investor Conference
May 24th at 1:00 PM PT
The Loews Santa Monica Beach Hotel
Santa Monica, California

The 8th Annual LD Micro Invitational
June 4th at 1:00 PM PT
The Luxe Sunset Boulevard Hotel
Los Angeles, California

Investors and interested parties may listen to the live webcast of both presentations by going to the Calendar section of Finjan's IR Website at https://ir.finjan.com/presentations.

ABOUT FINJAN
Established more than 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan
Facebook: facebook.com/FinjanHoldings
Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com